August 20, 2013

ThermoEnergy Corporation
10 New Bond Street
Worcester, Massachusetts 01606

Re:       Limitation on Beneficial Ownership

Reference is made to that certain Letter Agreement by and between ThermoEnergy Corporation (the “Company”) and each of Empire Capital Partners, L.P., Empire Capital Partners, LTD and Empire Capital Partners Enhanced Master Fund, LTD, Scott A. Fine and Peter J. Richards and certain of their affiliates (each a “Holder” and collectively, the “Holders”) dated as of June 6, 2011 regarding the subject captioned above (the “June 2011 Letter Agreement”), as supplemented by that certain Letter Agreement by and between the Company and each Holder dated as of December 1, 2011 (the “December 2011 Letter Agreement” and the June 2011 Letter Agreement, as amended by the December 2011 Letter Agreement, the “2011 Letter Agreement”), and as further supplemented by that certain Letter Agreement by and between the Company and each Holder dated as of November 28, 2012 (the “2012 Letter Agreement” and the 2011 Letter Agreement, as amended by the 2012 Letter Agreement, the “Previous Letter Agreement”). This Letter Agreement supersedes and replaces the Previous Letter Agreement.

This Letter Agreement applies to and governs any shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued, to be issued or issuable currently or at any time in the future upon conversion, exchange, exercise or otherwise pursuant to any rights, warrants or options to subscribe for or purchase shares of Common Stock or any stock or securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock including, without limitation, (i) the Series B Convertible Preferred Stock of the Company previously issued to the Holders, (ii) the Series B-1 Convertible Preferred Stock of the Company previously issued or issuable to the Holders on or after the date hereof, (iii) the Series C Convertible Preferred Stock of the Company previously issued or issuable to the Holders on or after the date hereof, (iv) any bridge notes or other debt of the Company, including such notes or debt that are or become directly or indirectly convertible into or exchangeable for Common Stock previously issued to the Holders or to be issued or issuable to the Holders on or after the date hereof, (v) any other shares of the Company’s preferred stock that is or become directly or indirectly convertible into or exchangeable for Common Stock to be issued or issuable to the Holders on or after the date hereof and (vi) any warrants or other options or rights to purchase Common Stock or any of the foregoing securities to be issued or issuable to the Holders on or after the date hereof. All of the securities referenced in this paragraph, including any securities issued in exchange, transfer or replacement thereof, are referred to herein collectively as the “Applicable Securities.”

CONNECTICUT: One Gorham Island	Suite 201	Westport, CT 06880	T 203.454.1019
CALIFORNIA: 2000 Avenue of the Stars	Suite 815N	Los Angeles, CA 90067	T 310.975.7600

For so long as the Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, notwithstanding anything to the contrary contained in the governing instruments for any of the Applicable Securities, the Company shall not effect any conversion, exercise or exchange of any of the Applicable Securities, and no Holder shall have the right to convert, exercise or exchange any of the Applicable Securities, and any such conversion, exercise or exchange shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, exercise or exchange, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, exercise or exchange. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion, exercise or exchange, as applicable, of the Applicable Securities with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon exercise, conversion or exchange, as applicable, of the remaining, unexercised, unconverted or unexchanged portion of the Applicable Securities beneficially owned by the Holder and its affiliates. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of determining the number of outstanding shares of Common Stock, the Holders may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exercise or exchange of securities of the Company, including the Applicable Securities, held by each Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holders may from time to time decrease (but not increase) the Maximum Percentage to any other percentage specified in such notice effective as of the date such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

This letter agreement shall be binding on any successors and assigns of the parties hereto. This letter agreement shall be governed and construed in accordance with the laws of the State of New York. This letter agreement may be executed in any number of counterparts, which together shall constitute this letter agreement.

[Signature Page Follows]

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Very truly yours,

EMPIRE CAPITAL PARTNERS, L.P.

By: Empire GP, L.L.C., Its General Partner

EMPIRE CAPITAL PARTNERS, LTD
EMPIRE CAPITAL PARTNERS
ENHANCED MASTER FUND, LTD,
CHARTER OAK PARTNERS, L.P.,
CHARTER OAK PARTNERS II, L.P.
AND CHARTER OAK MASTER FUND, L.P.

By: Empire Capital Management, L.L.C., Its Investment Manager

By:	/s/ Peter Richards
Name: Peter Richards
Title: Managing Member

/s/ Peter Richards
Peter J. Richards

Scott A. Fine

Acknowledged and Agreed:

THERMOENERGY CORPORATION

By:	/s/ Gregory M. Landegger
Name: Gregory M. Landegger
Title: Chief Operating Officer and Interim Chief Financial Officer

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Very truly yours,

EMPIRE CAPITAL PARTNERS, L.P.

By: Empire GP, L.L.C., Its General Partner

EMPIRE CAPITAL PARTNERS, LTD
EMPIRE CAPITAL PARTNERS
ENHANCED MASTER FUND, LTD,
CHARTER OAK PARTNERS, L.P.,
CHARTER OAK PARTNERS II, L.P.
AND CHARTER OAK MASTER FUND, LP.

By: Empire Capital Management, L.L.C., Its Investment Manager

By:	/s/ Scott A. Fine
Name: Scott A. Fine
Title: Managing Member

Peter J. Richards

/s/ Scott A. Fine
Scott A. Fine

Acknowledged and Agreed:

THERMOENERGY CORPORATION

By:	/s/ Gregory M. Landegger
Name: Gregory M. Landegger
Title: Chief Operating Officer and Interim Chief Financial Officer

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